UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 20, 2011

NovaMed, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26625	36-4116193
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

333 West Wacker Drive, Suite 1010, Chicago,
Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (312) 664-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 - Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

As previously announced, on January 20, 2011, NovaMed, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Surgery Center Holdings, Inc., a Delaware corporation (“Parent”), and Wildcat Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger (the “Merger”) of Merger Sub with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent is an affiliate of H.I.G. Capital, L.L.C. (“H.I.G.”).  The merger consideration is $13.25 per share (the “Merger Consideration”), net to the seller in cash, without interest thereon and subject to applicable withholding taxes. Upon completion of the Merger, each share outstanding immediately prior to the effective time of the Merger (excluding those shares that are held by Parent, Merger Sub or the Company or any of the Company’s subsidiaries and stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically canceled and converted into the right to receive the Merger Consideration in cash (without interest and subject to applicable withholding taxes). At the effective time of the Merger, (i) each Company stock option, whether vested or unvested, will be entitled to receive an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price per share multiplied by the number of shares of the Company’s common stock subject to such stock option and (ii) each unvested restricted share of the Company’s common stock that is outstanding immediately prior to the effective time of the Merger shall be canceled, with the holder of such unvested restricted share of the Company’s common stock becoming entitled to receive an amount in cash equal to the Merger Consideration multiplied by the maximum number of shares of the Company’s common stock subject to such restricted share.

The Company’s Board of Directors and a special committee of the Board of Directors composed entirely of independent directors (the “Special Committee”) unanimously approved the Merger Agreement. William Blair & Company served as financial advisor to the Special Committee. On January 20, 2011, William Blair & Company rendered a fairness opinion to the Special Committee and the Board of Directors that, as of the date of the opinion, from a financial point of view, the consideration to be received by the Company’s stockholders (excluding the Rollover Stockholders (as defined below)) in the Merger is fair to such stockholders.

Completion of the Merger is subject to customary conditions, including (i) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) the absence of any law, order or injunction prohibiting the Merger or any pending legal proceeding that seeks to prohibit, prevent, enjoin, restrain or materially delay the Merger.  Further, the transaction is subject to the approval of the Merger Agreement by holders of a majority of the outstanding shares of the Company’s common stock. Certain stockholders of the Company that in the aggregate represent approximately 10.5% of the Company’s outstanding shares have entered into agreements with Parent to vote in favor of the Merger. The Merger is expected to be completed in the second quarter of 2011.

Jeffries Finance LLC and THL Credit, Inc. have provided committed debt financing for the transaction.  Parent has also obtained equity financing commitments for the transactions contemplated by the Merger Agreement. The aggregate proceeds of such debt and equity commitments will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses, including any required refinancings or repayments of existing indebtedness. In addition, an investment fund affiliated with H.I.G. has provided the Company with a limited guarantee in favor of the Company, guaranteeing the payment of certain monetary obligations that may be owed pursuant to the Merger Agreement, including any reverse termination fee that may become payable.

The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and it has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary requirements of the Company’s board of directors. The Merger Agreement also contains customary termination provisions for the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances involving competing transactions or a change in the Company’s board of directors’ recommendation, the Company may be required to pay Parent a termination fee of $4.368 million.  The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of (i) $6.552 million if Parent fails to close the Merger because it does not receive financing to consummate the Merger after all other conditions have been satisfied and it is not otherwise in breach or (ii) $10.920 million if Parent terminates the Merger Agreement in its discretion or otherwise fails to close the Merger after all conditions to closing have been satisfied.

The Merger Agreement is attached to this Current Report on Form 8-K to provide the Company’s stockholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and this summary of terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to the Company. The representations and warranties have been negotiated with the principal purpose of (i) establishing the circumstances under which Merger Sub may have the right not to consummate the Merger, or Parent or the Company may have the right to terminate the Merger Agreement, and (ii) allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws.

The foregoing description of the Merger and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Concurrently with the execution and delivery of the Merger Agreement, each of the Company’s directors and executive officers (including, in each case, certain affiliates thereof), together representing ownership of more than approximately 10.5% percent of the Company’s outstanding shares entered into a voting agreement (collectively, the “Voting Agreements”) with Parent and Merger Sub whereby such shareholder committed, among other things, subject to the terms and conditions of the Voting Agreements, to vote all of their respective shares in favor of the Merger. The Voting Agreements automatically terminate upon the termination of the Merger Agreement or the occurrence of certain other events. The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Voting Agreements, the form of which is filed as Exhibit 2.2, to this Current Report on Form 8-K and is incorporated herein by reference.

Concurrently with the execution of the Merger Agreement, certain related stockholders (the "Rollover Stockholders") entered into an exchange agreement with Surgery Center Holdings, LLC ("Holdings"), the majority stockholder of Parent,  pursuant to which such Rollover Stockholders agreed to surrender to Holdings, immediately prior to the effective time of the Merger, a portion of the shares of Company common stock owned beneficially or of record by such Rollover Stockholders plus, in the case of two related stockholders, additional cash consideration, in exchange for equity interests in Holdings. In addition, the Rollover Stockholders entered into executive securities agreements with Holdings pursuant to which they will be awarded incentive equity awards at the Closing, subject to the conditions of such executive securities agreements.  The Rollover Stockholders will receive cash in an amount equal to the Merger Consideration for their shares of Company common stock that are not surrendered to Holdings. As a result, immediately following the Merger, the Rollover Stockholders will hold approximately 3.1% (on a fully diluted basis) of Holdings, and indirectly, the Company, after giving effect to the issuance and vesting of all incentive equity awards immediately after the consummation of the Merger.

In connection with the Merger, the Company plans to file a proxy statement with the SEC relating to the solicitation of proxies from its stockholders in connection with a special meeting of stockholders of the Company to be held for the purpose of voting on the adoption of the Merger Agreement. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. or from the Company.

The Company and its executive officers and directors, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger. Information regarding the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 16, 2010. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other relevant materials to be filed with the SEC.

Forward-Looking Statements

This filing contains forward-looking statements as defined by the federal securities laws, including statements that assume the successful completion of the Merger. These forward-looking statements are based on the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied. These risks and uncertainties include, but are not limited to, the risk that the stockholders of the Company do not vote to approve the Merger and the risk that the Merger is not consummated for other reasons. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as provided by law.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Title

2.1	Agreement and Plan of Merger, dated as of January 20, 2011, among Surgery Center Holdings, Inc., Wildcat Merger Sub, Inc. and NovaMed, Inc.*

2.2	Form of Voting Agreement, dated as of January 20, 2011, by and among Surgery Center Holdings, Inc. and each of the Company’s directors and executive officers (and certain affiliates).

*      The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaMed, Inc.

Dated: January 21, 2011	By:	/s/ Scott T. Macomber
Scott T. Macomber
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of January 20, 2011, among Surgery Center Holdings, Inc., Wildcat Merger Sub, Inc. and NovaMed, Inc.*

2.2	Form of Voting Agreement, dated as of January 20, 2011, by and among Surgery Center Holdings, Inc. and each of the Company’s directors and executive officers (and certain affiliates).

*      The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(6)(2) of Regulation S-K. The Company will furnish copies of such schedules to the U.S. Securities and Exchange Commission upon request.